UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Pursuant to the terms of the patent license agreement (the "agreement") entered into on January 14, 2009 and effective as of November 24, 2008, by and between InterDigital, Inc.’s wholly-owned subsidiary InterDigital Communications, LLC and patent licensing subsidiaries (collectively, "InterDigital") and Samsung Electronics Co., Ltd. ("Samsung"), and in connection with InterDigital’s receipt of Samsung’s first payment under the agreement, the parties are jointly filing (i) a motion with the United States International Trade Commission ("USITC") to terminate the USITC action on the basis of settlement, (ii) a request with the arbitral tribunal operating under the auspices of the International Court of Arbitration of the International Chamber of Commerce to dismiss and administratively close the Samsung 3rd Arbitration, (iii) a stipulation with the United States Court of Appeals for the Second Circuit dismissing the appeal pending between the parties, and (iv) stipulations with the United States District Court for the District of Delaware to dismiss the parties’ proceedings therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

February 3, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC